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                                                                   EXHIBIT 10.15

                              SHAREHOLDER AGREEMENT

                                       FOR

                      HINES-SUMISEI NY CORE OFFICE TRUST II

                  This Shareholder Agreement (this "Agreement") is entered into as of February 2, 2004, by and among General Motors Investment Management Corporation, a Delaware corporation, First Plaza Group Trust, a New York trust, GMAM Core Plus II-NYC-DC, LLC, a Delaware limited liability company, [-- --], Hines US Core Office

Capital Associates III Limited Partnership, a Texas limited partnership, Hines-Sumisei U.S. Core Office Fund, L.P., a Delaware limited partnership and Hines-Sumisei NY Core Office Trust II, a Maryland real estate investment trust.

                  This Agreement sets forth the parties' agreement with respect to the voting and ownership of shares of beneficial interest held by them in Hines-Sumisei NY Core Office Trust II.

                  In consideration of the terms and conditions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings indicated:

                  "Agreement": As defined in the Preamble.

                  "Affiliate": With respect to any Person, a Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; provided, that, for purposes of this Agreement, (i) Holding Partnership and Persons Controlled by Holding Partnership shall be deemed not to be Affiliates of HILP, and HILP and Persons Controlled by HILP shall be deemed not to be Affiliates of Holding Partnership, and (ii) each of the parties to this Agreement shall be deemed not to be an Affiliate of the Trust or of any Person Controlled by the Trust.

                  "Appraised Value": As defined in Section 3.2(a).

                  "Beneficial Owner": A beneficial owner within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, as interpreted by the Securities and Exchange Commission. "Beneficially Own" and "Beneficial Ownership" have correlative meanings.

                  "Board": The Board of Trustees of the Trust.

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                  "Board Designees": HP Designees, GM Designees, Hines
Designees, SLR Designees and any Replacement Designee, as applicable.

                  "Business Day": Any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

                  "Bylaws": The Bylaws of the Trust, as amended from time to time.

                  "Common Shares": As defined in the Declaration of Trust.

                  "Control": With respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "CPII": GMAM Core Plus II-NYC-DC, LLC, a Delaware limited liability company, and its successors.

                  "CPII Designee": A person designated for election to the Board by CPII pursuant to Section 2.2(a)(iii).

                  "Declaration of Trust": The Declaration of Trust of the Trust, as amended from time to time.

                  "Fair Market Value": As defined in Section 3.2(a).

                  "Finding of Cause": As defined in Section 2.2(c).

                  "First Plaza": First Plaza Group Trust, a New York trust, and its successors.

                  "GM Designee": A person designated for election to the Board by GMIMCo pursuant to Section 2.2(a)(ii).

                  "GM Group": GMIMCo and any Person Controlled by GMIMCo.

                  "GM Investors": As defined in the Investor Rights Agreement.

                  "GMIMCo": General Motors Investment Management Corporation, a Delaware corporation.

                  "GMX": [-- --]
                  "HILP": Hines Interests Limited Partnership, a Delaware limited partnership, and its successors.

                  "Hines Control Conditions": As defined in Section 2.2(d).

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                  "Hines Controlled Entity": Any partnership, limited liability company, corporation, trust or other entity which is, directly or indirectly, Controlled by (a) HILP and/or (b) Jeffrey C. Hines and/or Gerald D. Hines or, in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them.

                  "Hines Designees": HP Designees who are employees or agents of HILP.

                  "Hines Group": HILP, Gerald D. Hines, Jeffrey C. Hines, the estates, spouses, children and grandchildren of Gerald D. Hines and Jeffrey C. Hines, present and former employees of HILP, and any trust for the benefit of any of the foregoing.

                  "Hines Investor": Hines US Core Office Capital Associates III Limited Partnership, a Texas limited partnership, and its successors and any Hines Controlled Entity to which Hines Investor Transfers any Shares in accordance with the terms of this Agreement.

                  "hold": With respect to any Shares, to be (i) the record holder of such Shares as shown on the books and records of the Trust, or (ii) the Beneficial Owner of such Shares. The terms "held" and "holder" have correlative meanings.

                  "Holding Partnership": Hines-Sumisei U.S. Core Office Fund, L.P., a Delaware limited partnership, and its successors.

                  "Holding Partnership Agreement": The Agreement of Limited Partnership of Holding Partnership, as amended from time to time.

                  "HP Designee": Any person designated for election to the Board by Holding Partnership pursuant to Section 2.2(a)(i), including each Hines Designee and each SLR Designee.

                  "HP General Partner": The general partner of Holding Partnership; provided, that if Holding Partnership admits a non-managing general partner as contemplated by the Holding Partnership Agreement, then "HP General Partner" shall mean the managing general partner of Holding Partnership contemplated by the Holding Partnership Agreement.

                  "Investor Rights Agreement": The Amended and Restated Investor Rights Agreement, dated as of December 23, 2003, among the parties hereto (other than the Hines Investor) and HILP, as such agreement may be amended from time to time.

                  "Majority Shareholder Vote" A vote by holders of more than 50% of the total voting power of all outstanding Shares.

                  "Master Agreement": As defined in the Organization Agreement.

                  "Manhattan Tower": As "101 East 52nd Street" is defined in the Master Agreement.

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                  "Officer":  An Officer of the Trust.

                  "Organization Agreement": The Amended and Restated Organization Agreement for the Hines-Sumisei NY Core Office Trust, dated as of December 23, 2003, among the parties hereto and HILP, as such agreement may be amended from time to time.

                  "Party": Each Person who is a party to this Agreement that is a Shareholder or otherwise has the power to vote or grant consent with respect to any Shares.

                  "Person": An individual, corporation, partnership, limited liability company, estate, trust, association, joint stock company or other legal entity.

                  "Preferred Shares": As defined in the Declaration of Trust.

                  "Prime Rate": As defined in Section 3.2(b).

                  "Projected Net Proceeds": As defined in Section 3.2(a).

                  "Promote Shares": As defined in Section 3.2(a).

                  "REIT I": Hines-Sumisei NY Core Office Trust, a Maryland real estate investment trust, and its successors.

                  "Removal Date": As defined in Section 3.2(a).

                  "Replacement Designee": As defined in Section 2.2(a)(iv).

                  "Shareholder": A record holder of Shares.

                  "Shares": As defined in the Declaration of Trust.

                  "SLR": Sumitomo Life Realty (N.Y.), Inc., a New York corporation, and its successors.

                  "SLR Designees": HP Designees who are employees of or agents of SLR.

                  "Subscription Agreement": The Subscription Agreement, dated as of February 2, 2004, among GMIMCO, First Plaza, CPII, GMX, HILP, Hines US Core Office Capital Associates III Limited Partnership, a Texas limited partnership, Holding Partnership, REIT I and the Trust.

                  "Transaction Agreements": This Agreement, the Organization Agreement, the Subscription Agreement and the Investor Rights Agreement.

                  "Transfer": As to any Shares, to sell, or in any other way directly or indirectly transfer, assign, distribute, pledge, encumber or otherwise dispose of, either voluntarily or involuntarily.

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                  "Trust": Hines-Sumisei NY Core Office Trust II, a Maryland
real estate investment trust, and its successors.

                  "Trustee": A member of the Board of Trustees.

                  SECTION 1.2 Interpretation; Terms Generally. The definitions set forth in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless otherwise indicated, the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein", "hereof" and "hereunder" and words of similar import shall be deemed to refer to this Agreement in its entirety and not to any part hereof, unless the context shall otherwise require. All references herein to Articles, Sections and Schedules shall be deemed to refer to Articles and Sections of and Schedules to this Agreement, unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a "day" or number of "days" (that does not refer explicitly to a "Business Day" or "Business Days") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                                   ARTICLE II

                                VOTING OF SHARES

                  SECTION 2.1 Voting Generally. When any action is required to be taken by a Party pursuant to this Agreement, such Party shall take all steps reasonably necessary to implement such action including, without limitation, voting at any meeting of Shareholders all Shares held by such Party and entitled to vote at such meeting in favor of such action and/or executing or causing to be executed, as promptly as practicable, a consent in writing to the taking of such action. Any agreement by a Party to vote any Shares held by such Party in a certain manner shall be deemed, in each instance, to include an agreement by such Party to use its commercially reasonable efforts to take all actions necessary to call, or to cause the Trust and the appropriate Trustees and Officers to call, as promptly as practicable, a special or annual meeting of Shareholders to consider such action (and such Party shall attend any such annual or special meeting in person or by proxy), or to cause a written consent to the taking of such action to be circulated among the Shareholders (and to execute and deliver any such consent to such action). Each Party further agrees to vote all of its Shares entitled to vote, and to take all other actions necessary, to ensure that the Declaration of Trust and Bylaws facilitate and do not at any time prohibit the actions contemplated by this Agreement.

                  SECTION 2.2 Board of Trustees. The Trust shall be managed by a Board of Trustees having at least nine members. The members of the Board shall be designated and

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elected as provided in this Section 2.2. The initial members of the Board of
Trustees and the Person which elected or designated each such member are set forth on Schedule 2.2.

                  (a)      Designation.

                           (i) HP Designees. For as long as the Hines Control Conditions are met, (A) Holding Partnership shall be entitled to designate a majority of the Board of Trustees, (B) there shall at all times be at least five HP Designees, at least five of whom shall be employees or agents of HILP, and
                  (C) notwithstanding clause (B) of this sentence, for as long as Holding Partnership is obligated to designate employees or agents of SLR for election to the Board pursuant to the terms of the Holding Partnership Agreement or the Master Agreement, there shall be at least seven HP Designees, at least five of whom shall be employees or agents of HILP and two of whom shall be employees or agents of SLR. If at any time the Hines Control Conditions are not met, then Holding Partnership shall not be entitled to designate a majority of the Board but (1) for as long as Holding Partnership is obligated to designate employees or agents of SLR for election to the Board pursuant to the terms of the Holding Partnership Agreement or the Master Agreement, Holding Partnership shall be entitled to designate two SLR Designees for election to the Board, and (2) for as long as Holding Partnership Beneficially Owns at least 20% of the outstanding Shares, Holding Partnership shall be entitled to designate one HP Designee for election to the Board in addition to the two SLR Designees designated pursuant to clause (1) of this sentence.

                           (ii) GM Designee. For as long as one or more GM Investors Beneficially Own at least 20% of the outstanding Shares, GMIMCo shall be entitled to designate one member of the Board of Trustees, which designee shall be an employee or agent of GMIMCo.

                           (iii)    CPII Designee. For as long as CPII
                  Beneficially Owns at least 20% of the Shares acquired by it pursuant to the Subscription Agreement, CPII shall be entitled to designate one member of the Board of Trustees, which designee shall be an employee or agent of GMIMCO.

                           (iv) Vacancies. If any Board Designee shall be elected or appointed as a member of the Board but shall thereafter cease to serve as a member of the Board (whether as a result of his or her death or resignation or for any other reason) prior to the expiration of his or her term of office, the Person who designated such Board Designee shall (to the extent such person remains entitled to designate Board Designees pursuant to clause (i), (ii) or (iii) of this
                  Section 2.2(a)) have the right to designate another person (a "Replacement Designee") to fill the resulting vacancy in the Board; provided, that, Holding Partnership may replace a Hines Designee only with an employee or agent of HILP, and GMIMCo and CPII may replace a GM Designee or a CPII Designee, respectively, only with an employee or agent of GMIMCo; provided further that, a vacancy created by the removal of any Hines Designee pursuant to Section 2.2(c) or 2.2(d) shall be

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                  filled by the Shareholders pursuant to a Majority Shareholder
                  Vote or by Holding Partnership pursuant to clause (2) of the second sentence of Section 2.2(a)(i) as applicable, (in which case, Holding Partnership may replace a removed Hines Designee with a person that is not an employee or agent of HILP).

                  (b) Trust Action. The Trust shall use its best efforts and take all action within its power to cause each Board Designee to be elected or appointed to serve as a member of the Board as promptly as practicable after the date upon which he or she has been so designated. Without limiting the generality of the foregoing, the Trust shall take any of the following actions if required in order to effect the election or appointment of a Board Designee:

                           (i) If there exists a vacancy on the Board, the Trust shall take all necessary action within its power to cause such vacancy to be filled through the appointment of such Board Designee.

                           (ii) If the Board is authorized by law to increase the number of members of the Board without approval of the Shareholders, the Trust shall take all necessary action within its power to increase the size of the Board and cause each newly created trusteeship to be filled by the appointment of a Board Designee.

                           (iii) The Trust shall nominate such Board Designee for election as a member of the Board at the next meeting of the Shareholders at which members of the Board are to be elected and, in connection therewith, shall recommend to the Shareholders the election of such Board Designee and vote in favor of such Board Designee all legally effective proxies received from Shareholders that authorize or direct any Officer or Trustee, as proxy holder, to vote in the election of Trustees for such Board Designee or which grant to any Officer or Trustee the power to exercise his or her discretion in voting in the election of Trustees.

                  (c) Removal for Cause. Any Trustee may be removed by the Shareholders by a Majority Shareholder Vote, and the Shareholders may, by a Majority Shareholder Vote, require the removal of any Officer, if a Finding of Cause with respect to such Trustee or Officer shall have been made and shall have become effective and shall not have been withdrawn or rescinded in accordance with the provisions of this Section 2.2(c). For purposes of this Agreement, the term "Finding of Cause" means (i) a written determination by the Shareholders by a Majority Shareholder Vote that a Trustee or Officer has committed (A) willful malfeasance in the performance of any of such Trustee's or Officer's material duties in his or her capacity as such (B) willful misconduct or fraud or (C) gross negligence which is the primary cause of a material adverse effect on the Trust, which written determination identifies with reasonable particularity the actions by such Trustee or Officer constituting such willful malfeasance, willful misconduct, fraud or gross negligence, and, in the case of gross negligence, the material adverse effect on the Trust resulting therefrom, and (ii) in the case of gross negligence, the material adverse effect resulting therefrom has continued without being substantially cured for a period of at least thirty Business Days after the date upon which such written determination was given to the Board and such Trustee or Officer; provided, however, that, (1) at least 10 days prior to submitting any such

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written determination, GMIMCo and the GM Investors shall consult with the
President of the Trust and the senior most employee of HILP that is a Hines Designee regarding the circumstances deemed by GMIMCo and the GM Investors to be a possible basis for a Finding of Cause, and (2) any such Trustee or Officer shall have the right to dispute any determination that such willful malfeasance, willful misconduct, fraud or gross negligence has occurred and, in the case of gross negligence, that such gross negligence is the primary cause of a material adverse effect on the Trust that has not been substantially cured, and, if such Trustee or Officer commences legal action for declaratory or injunctive relief with respect to such Finding of Cause within 15 Business Days after written determination of such is delivered to the Trust and such Trustee or Officer (which 15 Business Days may, in the case of gross negligence, be extended for an additional 30 Business Days if such Officer or Trustee is diligently prosecuting a cure of such gross negligence), then the applicable Finding of Cause shall not become effective until the date upon which the dispute with respect to such determination has been resolved (whether by agreement among such Trustee or Officer, the Trust and the Shareholders by a Majority Shareholder Vote or as a result of a judgment or award in the judicial proceeding filed by such Officer or Trustee). Any determination by the Shareholders, and the effectiveness, of any Finding of Cause, may be rescinded or withdrawn at any time by the Shareholders by a Majority Shareholder Vote.

                  (d) Hines Control Conditions. The "Hines Control Conditions" shall be met as long as all of the following conditions are met:

                           (i) No Hines Designee or Officer that is an employee of HILP has been removed from office pursuant to a Finding of Cause in accordance with Section 2.2(c);

                           (ii) The HP General Partner is a Hines Controlled Entity; and

                           (iii) The Hines Group Beneficially Owns at least 1% of the outstanding Shares.

                  If at any time the Hines Control Conditions are not met, then
(i) the Shareholders may, by Majority Shareholder Vote, remove all Hines Designees from office and require the removal of all employees of HILP as Officers, and (ii) each vacancy created by such removal (in the case of Trustees) shall be filled by a person designated by the Shareholders by Majority Shareholder Vote, subject to the right of Holding Partnership to designate an HP Designee pursuant to clause (2) of the second sentence of Section 2.2(a)(i). Notwithstanding the foregoing, if the Hines Control Condition described in clause (iii) of this Section 2.2(d) fails to be met as a result of dilution, in connection with transfers due to admission of new partners to the Holding Partnership or of new shareholders to the Trust, then the Hines Control Conditions shall nonetheless be deemed to be met so long as the Hines Group's Beneficial Ownership of Shares is restored to at least 1% of the outstanding Shares as soon as practicable after Holding Partnership or Hines Investor becomes aware of such condition. If any Hines Designees or Officers who are employees or agents of HILP are required to be removed from office pursuant to this Section 2.2(d), the Trust shall use its best efforts to cause such removal, and to cause the vacancies created by such removal to be filled in accordance with the applicable provisions of

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this Section 2.2, as promptly as practical following the Majority Shareholder
Vote requiring such removal.

                  (e)      Observer Rights.

                           (i) At any time Holding Partnership is entitled to designate a Board Designee pursuant to the second sentence of Section 2.2(a)(i) and no HP Designee other than the SLR Designees is a member of the Board, then Holding Partnership shall be entitled to have one observer attend each meeting of the Board.

                           (ii) At any time GMIMCo is entitled to designate a Board Designee pursuant to Section 2.2(a)(ii) and no GM Designee is a member of the Board, then GMIMCo shall be entitled to have one observer attend each meeting of the Board.

                           (iii) At any time CPII is entitled to designate a Board Designee pursuant to Section 2.2(a)(iii) and no CPII Designee is a member of the Board, then CPII shall be entitled to have one observer attend each meeting of the Board.

                           (iv) At any time Holding Partnership is entitled to designate an SLR Designee pursuant to Section 2.2(a)(i) and no SLR Designee is a member of the Board, then, in addition to any other observer or HP Designee Holding Partnership is entitled to designate, Holding Partnership shall be entitled to have one observer who is an employee or agent of SLR attend each meeting of the Board.

                           (v) The Trust shall send to any Party entitled to designate an observer pursuant to clause (i), (ii), (iii) or (iv) of this Section 2.2(e) and its designated observer the notice of the time and place of any meeting of the Board, and of any written consent being solicited from the Board, in the same manner and at the same time as notice is sent to the members of the Board. The Trust shall also provide to each such party copies of all notices, reports, minutes, consents and other documents at the time and in the manner as they are provided to the Board.

                           (vi) Any observer who attends any meetings of the Board, as a condition to his or her right to attend such meeting, shall execute and comply with an agreement with the Trust containing such restrictions on the use and disclosure of confidential information and other matters as the Trust may reasonably request.

                  SECTION 2.3 Shareholder Action.

                  (a)      Except as otherwise provided in subsections (b), (c),
(d), (e) and (f) of this Section 2.3, as to any proposal properly brought before the Shareholders for a vote or consent in accordance with the Bylaws and the Declaration of Trust, each Party may vote, or give its consent with respect to, all Shares entitled to vote held by such Party for or against such proposal as such Party may determine in its sole and absolute discretion.

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

                  (b) Each Party shall vote all Shares held by it entitled to vote for the election of Trustees at any meeting of Shareholders called for the election of Trustees, and shall give its consent with respect to all such Shares held by it in response to any solicitation of Shareholder consents to the election of Trustees, in favor of the election to the Board of any Board Designee nominated by a Party for election to the Board in accordance with
Section 2.2(a) that is the subject of such vote or consent. In addition, except for a proposal to remove a Trustee made in accordance with Section 2.2(c) or
Section 2.2(d), each Party shall vote all Shares entitled to vote held by it against any resolution which may be proposed to remove any Board Designee that is serving as a member of the Board, unless the Person that designated such Board Designee otherwise requests in writing.

                  (c) For so long as a majority of the Board is composed of Hines Designees, each Party shall vote, or give its consent with respect to, all Shares entitled to vote held by such Party for or against any proposal brought before the Shareholders for their vote or consent with respect to a merger or consolidation of the Trust, or the sale or disposition of substantially all of the Trust's assets, pursuant to which the consideration to be received by Shareholders consists solely of cash, in the manner the Board recommends that the Shareholders vote with respect to such proposal.

                  (d) Notwithstanding subsection (c) of this Section 2.3, but subject to subsection (e) of this Section 2.3, as to any vote or consent which, under the terms of the Declaration of Trust, is required to be obtained from any class or classes of Shares voting as a separate class, the holders of such class or classes of Shares may vote, or give their consent with respect to, such Shares in such separate class vote in any manner they may elect in their sole and absolute discretion.

                  (e) Notwithstanding anything in this Agreement or any other Transaction Agreement to the contrary, no Party shall, without the prior written consent of Hines Investor, vote any Shares held by it in favor of:

                           (i) the authorization of any additional Shares or any additional classes or series of Shares; or

                           (ii) the issuance of any Shares, or securities of the Trust that are convertible into, exchangeable for or evidence the right to purchase Shares, other than the Shares required or permitted to be issued under the terms of the Organization Agreement or the Subscription Agreement.

                  (f) Notwithstanding subsection (a) of this Section 2.3, if the approval of Shareholders is required in order for the Trust to take any action required to be taken by the Trust under the terms of this Agreement or any other Transaction Agreement, then each Party shall vote or give its consent with respect to all Shares entitled to vote held by it in favor of such action. Each Party hereby consents to the Trust taking any action which it is required to take under the terms of this Agreement or any other Transaction Agreement.

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                                   ARTICLE III

                          SHARE OWNERSHIP AND TRANSFER

                  SECTION 3.1 Conditions to Transfer. In addition to any restrictions imposed by the Organization Agreement or the Declaration of Trust, it shall be a condition to any Transfer of Shares by any Party that the applicable Transferee becomes, pursuant to a written instrument reasonably acceptable to the Trust, a party to this Agreement bound by the provisions of this Agreement applicable to the Transferor. No such Transferee shall, without the consent of the other parties hereto, be entitled to any benefits under this Agreement, unless such Transferee is (i) a party to this Agreement entitled to the benefits hereof prior to such Transfer, (ii) a member of the GM Group, in the case of any Transfer by a member of the GM Group, or (iii) a Hines Controlled Entity, in the case of any Transfer by a Hines Controlled Entity or Holding Partnership. Any Transfer made in violation of this Section 3.1 shall be null and void ab initio, and the Trust shall not recognize any such Transfer or record it on the books of the Trust.

                  SECTION 3.2 Call on Promote Shares.

                  (a) If the Hines Control Conditions fail to be met, and the Shareholders by Majority Shareholder Vote elect to remove all Hines Designees from the Board and require the removal of all employees of HILP as Officers pursuant to Section 2.2(d), then GMIMCo shall have the right to acquire, or cause its designee to acquire, from Hines Investor a number of Common Shares equal to, but not less than, the number of Common Shares acquired by Hines Investor pursuant to the Subscription Agreement in excess of the number of Preferred Shares acquired by Hines Investor pursuant to the Subscription Agreement (such excess number of Common Shares, the "Promote Shares") for a purchase price equal to the Fair Market Value of such Common Shares as of the date (the "Removal Date") of the Majority Shareholder Vote by which the Hines Designees and such Officers were removed. In order to exercise such right, GMIMCo must give written notice to Hines Investor of its election to do so within 10 days after the Removal Date. The "Fair Market Value" of the Promote Shares, as of any date, means an amount equal to the product of (x) the number of Promote Shares and (y) the amount in cash that would be distributed in respect of each Common Share if, on such date, all assets of the Trust were sold for their Appraised Value and the Projected Net Proceeds of such sales were distributed to the Shareholders in accordance with Section 6.6 of the Declaration of Trust. For purposes hereof, the terms "Projected Net Proceeds" and "Appraised Value" have the meanings given to such terms in the Investor Rights Agreement; provided, that Hines Investor shall have the right to require a new appraisal with respect to any asset to the same extent as GMIMCo would have such right under Article 5 of the Investor Rights Agreement with respect to any appraisal obtained pursuant to the Investor Rights Agreement.

                  (b) The closing of the purchase and sale of the Promote Shares pursuant to this Section 3.2 shall take place within 30 days after the Fair Market Value of the Promote Shares has been finally determined. At such closing, Hines Investor shall deliver the Promote Shares to GMIMCo or its designee free and clear of any liens or encumbrances, other than such liens and encumbrances as are created by the Declaration of Trust, any of the Transaction Agreements or GMIMCo or any of its Affiliates, in exchange for an amount in cash equal to the

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

Fair Market Value of the Promote Shares or a promissory note from a credit-worthy entity having a principal face amount equal to the Fair Market Value of the Promote Shares and a term of not more than three years which bears interest at the Prime Rate. For purposes hereof, the term "Prime Rate" has the meaning given to such term in the Investor Rights Agreement.

                                   ARTICLE IV

                               DISTRIBUTION POLICY

                  It is the intention of the Shareholders that, subject to the provisions of the Declaration of Trust and the Investor Rights Agreement, the Trust pay quarterly dividends in an amount equal to the Trust's net cash flow, less such amount as the Board of Trustees determines to retain as a reasonable reserve for contingencies or to fund capital expenditures with respect to Manhattan Tower.

                                    ARTICLE V

                                  MISCELLANEOUS

                  SECTION 5.1 Entire Agreement. This Agreement and the other Transaction Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior agreement or understanding among or between them with respect to such subject matter.

                  SECTION 5.2 Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

                  SECTION 5.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) mailed, registered mail, first-class postage paid, (ii) sent by overnight mail or courier, or (iii) delivered by hand, if to any Person, at such Person's address, or to such Person's facsimile number, as set forth in the Organization Agreement or as otherwise provided to the other parties hereto in accordance with this Section 5.3. Any party may change the address to which notices, requests, demands or other communications under this Agreement are to be delivered by giving the other parties notice pursuant to this Section 5.3. Any notice shall be deemed to have been duly given if personally delivered or sent by the mails or courier or by facsimile confirmed by letter and will be deemed received, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, when actually received, (ii) if sent by overnight mail or courier, when actually received, and (iii) if delivered by hand, on the date of receipt.

                  SECTION 5.4 Amendments and Waivers. No amendment to any provisions of this Agreement shall be valid unless it is in writing and signed by all the parties hereto. No waiver by any party of any default, misrepresentation or breach or warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No waiver shall be effective hereunder unless contained in a writing signed by the party to be charged with such waiver.

                  SECTION 5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, heirs, successors and permitted assigns. No party hereto may assign any of its rights or obligations hereunder without the consent of the other parties, except to the extent such assignment is permitted or required in connection with a Transfer of Shares made in accordance with the provisions of
Article III.

                  SECTION 5.7 Construction. Each party hereto acknowledges that is has been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or document will be construed against the party drafting such agreement or document.

                  SECTION 5.8 Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

                  SECTION 5.9 No Third Party Beneficiaries. Nothing in this Agreement, expressly or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and permitted assigns any rights, benefits, remedies, obligations or liabilities under this Agreement.

                  SECTION 5.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first set forth above.

                           HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

                           By: Hines US Core Office Capital LLC

                              By: Hines Interests Limited Partnership

                                 By: Hines Holdings, Inc.

                                   By: /s/ CHARLIE M. BAUGHN
                                      ________________________________
                                      Charlie M. Baughn
                                      Executive Vice President

                           HINES-SUMISEI NY CORE OFFICE TRUST II

                           By: /s/ JAMES A. HIME
                              _______________________________________
                              James A. Hime
                              President

                           HINES US CORE OFFICE CAPITAL
                           ASSOCIATES III LIMITED PARTNERSHIP

                              By: Hines Interests Limited Partnership

                                 By: Hines Holdings, Inc.

                                 By: /s/ CHARLES M. BAUGHN
                                    ___________________________________
                                    Charles M. Baughn
                                    Executive Vice President.

                           GENERAL MOTORS INVESTMENT
                           MANAGEMENT CORPORATION


                           By: /s/ THOMAS E. DOBROWSKI
                              -----------------------------------
                              Name:  Thomas E. Dobrowski
                              Title  Managing Director

                           FIRST PLAZA GROUP TRUST

                           By: JP Morgan Chase Bank, as Trustee for First
                               Plaza Group Trust

                           By: /s/ MARC PINSKY
                              -----------------------------------
                              Name:  Marc Pinsky
                              Title  Assistant Vice President

                           GMAM CORE PLUS II-NYC-DC, LLC

                           By: General Motors Investment Management
                           Corporation, as its Manager

                           By: /s/ THOMAS E. DOBROWSKI
                              -----------------------------------
                              Name:  Thomas E. Dobrowski
                              Title  Managing Director

                           [-- --]

                           By: [-- --]

                           By: [-- --]
                               _____________________________________________

                              Name: [-- --]

                              Title [-- --]

                                                                    SCHEDULE 2.2

                            Initial Board of Trustees

       Name                           Elected or Designated By
       ----                           ------------------------
Gerald D. Hines                 Holding Partnership (Hines Designee)
Jeffrey C. Hines                Holding Partnership (Hines Designee)
C. Hastings Johnson             Holding Partnership (Hines Designee)
Charles M. Baughn               Holding Partnership (Hines Designee)
James A. Hime                   Holding Partnership (Hines Designee)
Norio Morimoto                  Holding Partnership (SLR Designee)
Shinichi Kawanishi              Holding Partnership (SLR Designee)
Joseph Stecher                  GMIMCo (Designee)
Thomas E. Dobrowski             CPII (CPII Designee)